UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

      EATON VANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01.     Financial Statements and Exhibits

                      Registrant has reported its results of operations for the three and six months ended April 30, 2006, as described in Registrant’s news release dated May 24, 2006, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated May 24, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	May 24, 2006	/s/ William M. Steul
William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated May 24, 2006.

Exhibit 99.1

May 24, 2006

FOR IMMEDIATE RELEASE

EATON VANCE CORP.

REPORT FOR THE THREE MONTHS AND SIX MONTHS ENDED APRIL 30, 2006

Boston, MA--Eaton Vance Corp. reported diluted earnings per share of $0.29 in the second quarter of fiscal 2006 compared to diluted earnings per share of $0.23 in the second quarter of fiscal 2005, an increase of 26 percent. The Company earned $0.57 per diluted share in the first six months of fiscal 2006, an increase of 24 percent compared to earnings of $0.46 per diluted share in the first six months of fiscal 2005.

In the second quarter of fiscal 2006, Eaton Vance accelerated non-cash amortization by $8.9 million or $0.04 per diluted share to write off intangible assets relating to the termination of certain institutional and high-net-worth asset management contracts at the Company’s Fox Asset Management LLC subsidiary. The amortization expense is included in other expenses in the Company’s Consolidated Statements of Income for both the three and six-month periods ended April 30, 2006. These contracts were identified and accounted for as intangible assets at the time of the Fox acquisition in September 2001. Assets under management at Fox have remained relatively stable despite the attrition of assets managed under the original contracts acquired as these assets have been replaced over time by other managed assets.

Assets under management of $118.8 billion at the end of the second quarter of fiscal 2006 were $20.0 billion or 20 percent greater than the $98.8 billion at the end of the second fiscal quarter last year. In the 12-month period ended April 30, 2006, the Company’s assets under management were positively affected by long-term fund and separate account net inflows of $8.9 billion, market price appreciation of $9.8 billion and $0.6 billion of acquired separate accounts. Gross sales and inflows of long-term funds and separate accounts in the last 12 months were $25.6 billion.

Fund and separate account net inflows of $2.8 billion increased 33 percent in the second quarter of fiscal 2006 compared to net inflows of $2.1 billion in the second quarter of fiscal 2005. The Company did not offer a closed-end fund in the second quarter of fiscal 2006. Excluding closed-end funds flows, total fund and separate account net inflows increased 170 percent in the second quarter of fiscal 2006 compared to the second quarter of fiscal 2005.

The Company experienced institutional and high-net-worth separate account net inflows of $156 million in the second quarter of fiscal 2006 compared to net outflows of $373 million in the second quarter of fiscal 2005. Retail managed account net inflows were $391 million in the second quarter of fiscal 2006 compared to $474 million in the same period last year. Attached tables 1-4 summarize assets under management and asset flows by investment objective.

As a result of higher average assets under management, revenue in the second quarter of fiscal 2006 increased by $29.0 million or 16 percent to $211.5 million compared to revenue in the second quarter of fiscal 2005 of $182.5 million. Investment adviser and administration fees increased 20 percent to $145.3 million, compared to the 17 percent increase in average assets under management. Distribution and underwriter fees increased 4 percent, reflecting the continuing shift in sales and assets from class B mutual fund shares to other fund share classes and other managed assets with low or no distribution fees. Service fee revenue increased 17 percent due to the increase in average fund assets that pay these fees. Other revenue decreased 20 percent primarily because of investment income earned last year by an investment company that after April 2005 was no longer consolidated.

Operating expenses increased 18 percent in the second quarter of fiscal 2006 to $150.9 million compared to operating expense of $127.7 million in the second quarter of fiscal 2005, because of higher compensation, service fee, distribution and other expenses. Compensation expense increased 16 percent because of increases in employee headcount, higher sales and asset based marketing incentive costs and higher operating income-based management bonus accruals.

Amortization of deferred sales commissions declined $3.6 million or 21 percent in the second quarter of fiscal 2006 compared to the second quarter of fiscal 2005 primarily because of the continuing decline in class B share sales and assets under management. Service fee expense increased 12 percent in line with the increase in assets that have service fee revenue. Distribution expense increased 21 percent as a result of increases in sales support expenses, class A and C share fund distribution fees and closed-end fund fees. Other expenses increased 71 percent primarily because of the aforementioned acceleration of amortization and other fund, information technology, communications, and other miscellaneous expenses.

Operating income increased 11 percent in the second quarter of fiscal 2006 to $60.6 million compared to $54.8 million in the second quarter of fiscal 2005. Operating income was reduced in the second quarter of fiscal 2006 and fiscal 2005 by $8.0 million and $6.9 million respectively, for non-cash stock-based compensation as required by Statement of Financial Accounting Standards (SFAS) No. 123R. A Stock-Based Compensation Summary table showing the impact of SFAS 123R on the Company’s financial statements is attached to the release. As previously discussed, operating income was also reduced by $8.9 million in the second quarter of fiscal 2006 and by $0.9 million in the second quarter of fiscal 2005 because of accelerated amortization relating to Fox Asset Management.

Net income increased 23 percent to $39.9 million in the second quarter of fiscal 2006 compared to $32.5 million in the second quarter of fiscal 2005. Interest income increased 91 percent because of higher interest earned on cash and short-term investments. The Company’s effective tax rate, before minority interest and equity in net income of affiliates, was 38.5 percent in the second quarter of fiscal 2006 and 37.9 percent in the second quarter of fiscal 2005.

Cash, cash equivalents and short-term investments were $286.5 million on April 30, 2006, and $284.8 million April 30, 2005. The Company’s strong operating cash flow in the last 12 months allowed it to pay $135.9 million to repurchase 5.2 million shares of its non-voting common stock and $46.8 million in dividends to shareholders. There are currently no outstanding borrowings against the Company’s $180 million credit facility.

During the first six months of fiscal 2006, the Company repurchased and retired 2.8 million shares of its non-voting common stock at an average price of $27.63 per share under its current and prior repurchase authorizations. Approximately 2.5 million shares remained of the current 8.0 million share authorization on April 30, 2006.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as “forward- looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended

	April 30,	April 30,	%	April 30,	April 30,	%
	2006	2005	Change	2006	2005	Change

Revenue:
Investment adviser and administration fees	$145,284	$121,361	20%	$ 287,353	$240,276	$ 20%
Distribution and underwriter fees	35,090	33,809	4	70,267	68,869	2
Service fees	29,346	25,139	17	58,003	50,616	15
Other revenue		2,195	(20)	2,199	4,521	(51)

Total revenue	211,472	182,504	16	417,822	364,282	15

Expenses:
Compensation of officers and employees	58,489	50,578	16	119,938	100,129	20
Amortization of deferred sales commissions	13,308	16,907	(21)	27,048	34,947	(23)
Service fee expense	22,971	20,594	12	45,834	41,766	10
Distribution expense	27,979	23,194	21	54,104	46,113	17
Other expenses	28,108	16,445	71	46,203	31,032	49

Total expenses	150,855	127,718	18	293,127	253,987	15

Operating Income	60,617	54,786	11	124,695	110,295	13

Other Income/(Expense):
Interest income		1,057	91	3,742	1,766	112
Interest expense	(360)		(3)	(724)	(732)	(1)
Gain on investments			n/a	3,547	87	n/a
Foreign currency gain (loss)	(71)		n/a	(127)	25	n/a
Impairment loss on investments	-	(1,840)	n/a	(592)	(1,840)	n/a

Income Before Income Taxes, Minority Interest
Equity in Net Income (Loss) of Affiliates and
Cumulative Effect of Change in Accounting Principle	65,092	53,712	21	130,541	109,601	19

Income Taxes	(25,074)	(20,338)	23	(50,217)	(41,534)	21

Minority Interest	(1,271)	(1,208)	5	(2,820)	(2,608)	8

Equity in Net Income (Loss) of Affiliates, Net of Tax			n/a	2,153	(207)	n/a

Net Income Before Cumulative Effect of Change in
Accounting Principle	39,900	32,536	23	79,657	65,252	22

Cumulative Effect of Change in Accounting Principle,
Net of Tax	-	-	n/a	(626)	-	n/a

Net Income	$39,900	$32,536	23	$ 79,031	$65,252	21

Earnings Per Share Before Cumulative Effect of
Change in Accounting Principle:
Basic	$0.31	$0.25	24	$0.62	$0.49	27

Diluted	$0.29	$0.23	26	$0.57	$0.46	24

Earnings Per Share:
Basic	$0.31	$0.25	24	$0.61	$0.49	25

Diluted	$0.29	$0.23	26	$0.57	$0.46	24

Dividends Declared, Per Share	$0.10	$0.08	25	$0.20	$0.16	25

Weighted Average Shares Outstanding:
Basic	128,447	132,121	(3)	128,859	132,826	(3)

Diluted	138,736	140,954	(2)	138,942	141,636	(2)

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	April 30,	October 31,	April 30,
	2006	2005	2005

ASSETS
Current Assets:
Cash and cash equivalents	$ 158,060	$146,389	$ 158,814
Short-term investments	128,427	127,858	125,953
Investment adviser fees and other receivables	90,066	83,868	32,506
Other current assets	6,029	10,473	6,217

Total current assets	382,582	368,588	323,490

Other Assets:
Deferred sales commissions	116,148	126,113	140,028
Goodwill	89,634	89,634	89,281
Other intangible assets, net	31,580	40,644	41,537
Long-term investments	53,850	61,766	40,071
Equipment and leasehold improvements, net	18,247	12,764	12,224
Other assets	2,061	3,035	4,416

Total other assets	311,520	333,956	327,557

Total assets	$ 694,102	$702,544	$ 651,047

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accrued compensation	$ 40,832	$62,880	$ 32,628
Accounts payable and accrued expenses	30,939	27,987	24,078
Dividend payable	12,833	12,952	10,506
Other current liabilities	7,011	12,538	9,144

Total current liabilities	91,615	116,357	76,356

Long-Term Liabilities:
Long-term debt	76,027	75,467	74,900
Deferred income taxes	26,616	29,804	31,388

Total long-term liabilities	102,643	105,271	106,288

Total liabilities	194,258	221,628	182,644

Minority interest	10,799	4,620	4,472

Commitments and contingencies	-	-	-

Shareholders' Equity:
Common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 309,760 shares	1	1	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 127,613,866, 129,243,023 and 131,565,793 shares, respectively	498	505	513
Notes receivable from stock option exercises	(2,204)	(2,741)	(2,862)
Accumulated other comprehensive income	3,192	2,566	1,996
Retained earnings	487,558	475,965	464,283

Total shareholders' equity	489,045	476,296	463,931

Total liabilities and shareholders' equity	$ 694,102	$702,544	$ 651,047

Table 1
Asset Flows (in millions)
Twelve Months Ended April 30, 2006

Assets 4/30/2005 - beginning of period	$98,768
Long-term fund sales and inflows	19,624
Long-term fund redemptions and outflows	(11,903)
Long-term fund net exchanges	(27)
Long-term fund mkt. value change	6,325
Institutional and HNW account inflows	2,819
Institutional and HNW account outflows	(3,154)
Institutional and HNW assets acquired[1,2]	555
Retail managed account inflows	3,143
Retail managed account outflows	(1,632)
Separate account mkt. value change	3,466
Change in money market funds	784

Net change	20,000

Assets 4/30/2006 - end of period	$118,768

Table 2
Assets Under Management
By Investment Objective (in millions)

	April 30,	October 31,	%	April 30,	%
	2006	2005	Change	2005	Change

Equity funds	$50,116	$45,146	11%	$39,104	28%
Fixed income funds	19,588	18,603	5%	17,958	9%
Bank loan funds	17,792	16,816	6%	16,416	8%
Money market funds	1,091	278	292%	307	255%
Separate accounts	30,181	27,650	9%	24,983	21%

Total	$118,768	$108,493	9%	$98,768	20%

Table 3
Asset Flows by Investment Objective (in millions)

	Three Months Ended		Six Months Ended

	April 30,	April 30,	April 30,	April 30,
	2006	2005	2006	2005

Equity fund assets - beginning of period	$48,129	$39,329	$ 45,146	$36,895
Sales/inflows	1,991	1,705	3,672	3,762
Redemptions/outflows	(1,229)	(1,191)	(2,661)	(2,185)
Exchanges	12	11	37	30
Market value change	1,213	(750)	3,922	602

Net change	1,987	(225)	4,970	2,209

Equity assets - end of period	$50,116	$39,104	$ 50,116	$39,104

Fixed income fund assets - beginning of period	19,149	17,710	18,603	17,553
Sales/inflows	1,360	1,146	2,807	1,825
Redemptions/outflows	(819)	(603)	(1,828)	(1,187)
Exchanges	8	(37)	(10)	(47)
Market value change	(110)	(258)	16	(186)

Net change	439	248	985	405

Fixed income assets - end of period	$19,588	$17,958	$ 19,588	$17,958

Bank loan fund assets - beginning of period	16,744	15,558	16,816	15,034
Sales/inflows	1,849	1,709	3,024	2,892
Redemptions/outflows	(882)	(783)	(2,280)	(1,498)
Exchanges	(19)	3	(28)	(4)
Market value change	100	(71)	260	(8)

Net change	1,048	858	976	1,382

Bank loan assets - end of period	$17,792	$16,416	$ 17,792	$16,416

Long-term fund assets - beginning of period	84,022	72,597	80,565	69,482
Sales/inflows	5,200	4,560	9,503	8,479
Redemptions/outflows	(2,930)	(2,577)	(6,769)	(4,870)
Exchanges	1	(23)	(1)	(21)
Market value change	1,203	(1,079)	4,198	408

Net change	3,474	881	6,931	3,996

Total long-term fund assets - end of period	$87,496	$73,478	$ 87,496	$73,478

Separate accounts - beginning of period	28,942	25,087	27,650	24,475
Institutional/HNW account inflows	697	767	1,349	1,479
Institutional/HNW account outflows	(541)	(1,140)	(2,144)	(2,577)
Institutional/HNW assets acquired[1]			449
Retail managed account inflows	928	895	1,667	1,722
Retail managed account outflows	(537)	(421)	(946)	(866)
Separate accounts market value change	692	(205)	2,156	750

Net change	1,239	(104)	2,531	508

Separate accounts - end of period	$30,181	$24,983	$ 30,181	$24,983

Money market fund assets - end of period	1,091	307	1,091	307

Total assets under management - end of period	$118,768	$98,768	$ 118,768	$98,768

Table 4
Long-Term Fund and Separate Account Net Flows (in millions)

	Three Months Ended		Six Months Ended

	April 30,	April 30,	April 30,	April 30,
	2006	2005	2006	2005

Long-term funds:
Open-end funds	$1,479	$821	$ 2,294	$1,296
Closed-end funds		1,042	108	1,909
Private funds	791	120	332	404
Institutional/HNW accounts	156	(373)	(795)	(1,098)
Retail managed accounts	391	474	721	856

Total net flows	$2,817	$2,084	$ 2,660	$3,367

[1] Voyageur Asset Management (MA) acquired by Eaton Vance in December 2005.
[2] Weston Asset Management acquired by Eaton Vance in August 2005.

Eaton Vance Corp.
Stock-Based Compensation Summary
(in millions, except per share figures)

	Fiscal year 2005					Fiscal year 2006

								Projected [1]

	Q1	Q2	Q3	Q4	Total	Q1 [2]	Q2	Q3	Q4	Total

Stock-based compensation expense	$7.5	$6.9	$7.3	$6.9	$.6	$.5	$ 8.0	$ 8.2	$7.7	$ 36.4

Stock-based compensation expense, net of tax	$5.8	$5.2	$5.6	$5.1	$.7	$9.0	$ 6.5	$ 6.3	$5.8	$ 27.6

Stock-based compensation, net of tax, per diluted share	$.04	$.04	$.04	$.04	$.15	$.06	$ 0.05	$ 0.05	$0.04	$ 0.20

Diluted EPS pre-SFAS 123R	$ 0.27	$ 0.27	$ 0.29	$ 0.31	$ 1.13	$ 0.35	$ 0.34

Diluted EPS post-SFAS 123R	$ 0.23	$ 0.23	$ 0.25	$ 0.27	$ 0.98	$ 0.29	$ 0.29

[1]	Projections do not include estimated expense for future FY2006 option grants. Projected EPS figures calculated using April 30, 2006 fully diluted shares.

[2]	EPS figure before cumulative effect in change in accounting principal of $626,000.